UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2021
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2021, Harley-Davidson, Inc. (the “Company”) announced the retirement of Lawrence G. Hund, Chief Commercial Officer, and the appointment of Edel M. O’Sullivan Coyne (Edel O’Sullivan) as his replacement. Mr. Hund is retiring from the Company after 18 years of service and will work closely with Ms. O’Sullivan through the transition. Ms. O’Sullivan will join the Company as Chief Commercial Officer, effective March 1, 2021. Mr. Hund will retire effective April 2, 2021 from the Company and will remain chairman of the board of directors of Harley-Davidson Financial Services.

Ms. O’Sullivan has served as a partner at Bain & Company for the last 5 years of her 14-year tenure, where she led the development of major corporate transformations, including the strategic delivery of profitable growth initiatives across multiple industries, with an emphasis on retail, advanced manufacturing and OEMs. She previously managed financial planning and analysis for a division at Procter & Gamble.

Item 9.01	Financial Statements and Exhibits.

(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. The following exhibit is being furnished herewith:

(99.1 Press Release of Harley-Davidson, Inc., dated February 17, 2021)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: February 17, 2021	/s/ Paul J. Krause
Paul J. Krause
Secretary